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                                                                    EXHIBIT 2.13

                          NINTH AMENDMENT AND AGREEMENT

          NINTH  AMENDMENT  AND AGREEMENT, dated as of July 1, 1999 (this "Ninth
                                                                           -----
Amendment"),  to  the Existing Credit Agreement (as hereinafter defined), by and
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between  INTERNATIONAL  AIRLINE SUPPORT GROUP, INC., a Delaware corporation (the
"Borrower"),  and  BNY  FACTORING LLC, a New York limited liability company (the
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"Lender"),  as  successor  in  interest  to BNY FINANCIAL CORPORATION ("BNYFC").
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                                    RECITALS
          The Borrower and BNYFC have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrower (i) a $13,000,000.00 revolving credit facility, (ii) a $3,000,000.00 term loan facility, (iii) a $3,750,000.00 term loan facility, (iv) a $1,500,000.00 term loan facility, (v) a $1,600,000.00 term loan facility, (vi) a $1,000,000.00 revolving credit facility and (vii) a $2,000,000 letter of credit facility, all of which are secured by accounts receivable, inventory and other collateral of the Borrower. The Borrower has requested that the Lender provide an additional $5,500,000.00 term loan facility (as more specifically defined below, the "Term
                                                                            ----
Loan E Facility") for the acquisition of two Embraer EMB-120RT Brasilia aircraft
---------------
(bearing manufacturer's serial numbers 120.194 and 120.191, respectively) (the "Aircraft Acquisition"). Subject to the terms and conditions hereof, the Lender
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is  willing  to  provide  the  Term Loan E Facility to the Borrower and to amend certain provisions of the Existing Credit Agreement in order to effectuate the foregoing.

          In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing credit Agreement is amended as hereinafter provided.
ARTICLE  I
Definitions
1.     Definitions.  (a)  In  addition  to  the  definitions  set  forth  in the
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heading  and  the  recitals  to  this Ninth Amendment, the following definitions shall  apply  to  this  Ninth  Amendment:
          "Agreement":  means  the  Existing Credit Agreement as amended by this
           ---------
Ninth
Amendment.

          "Aircraft Acquisition Documents":  the collective reference to (i) the
           ------------------------------
Purchase and Sale Agreement made and entered into as of June 30, 1999 among Newcourt Capital USA Inc. ("Newcourt"), First Security Bank, National Association, as owner trustee (the "Owner Trustee") and Borrower, (ii)the Warranty Bill of Sale given by the Owner Trustee to the Borrower in respect of the Term Loan & Aircraft (as defined in Article III, Section 1 hereof), (iii) the Assignment and Assumption Agreement dated as of June 30, 1999 between the Owner Trustee and the Borrower, (iv) the Escrow Deposit Agreement dated as of June 30, 1999 between [the Owner Trustee][Newcourt] and the Borrower and (v)the Consent and Agreement dated as of June 30, 1999 between SkyWest and the Borrower.

          "Existing  Credit Agreement":  means the Credit Agreement, dated as of
           --------------------------
September 30, 1996, between the Borrower and BNYFC, as amended by the First Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and BNYFC, the Second Amendment and Agreement, dated as of September 9, 1997, between the Borrower and BNYFC, the Third Amendment and Agreement, dated as of October 15, 1997, between the Borrower and BNYFC, the Fourth Amendment and Agreement, dated as of February 2, 1998, between the Borrower and BNYFC, the Fifth Amendment and Agreement, dated as of July 16, 1998, between the Borrower and BNYFC, the Sixth Amendment and Agreement, dated as of May 30, 1998, between the Borrower and BNYFC, the Seventh Amendment and Agreement, dated as of October 28, 1998, between the Borrower and BNYFC and the Eighth Amendment and Agreement, dated as of December 8, 1998, between the Borrower and BNYFC, as the same may have been further amended, supplemented or modified from time to time up to but not including the effectiveness of this Ninth Amendment.

          "Ninth  Amendment  Documents":  this  Ninth  Amendment,  the  SkyWest
           ---------------------------
Consent and Agreement (as defined in Article III, Section 1 hereof), the Term Loan E Aircraft Chattel Mortgages (as defined in Article III, Section 1 hereof), the SkyWest Aircraft Lease Supplement and Receipt (as defined in Article III,
Section 1 hereof), the Term Note E (as defined in Article III, Section 1 hereof) and any other agreements, instruments and documents executed or delivered pursuant to or in connection with this Ninth Amendment and the transactions contemplated thereby.

(b) Unless otherwise indicated, capitalized terms that axe used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.
ARTICLE  II
Representations
1.     Representations.  (a)  The  Borrower  hereby  represents  and warrants as
       ---------------
follows:
(i) It (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (C) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (D) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith reasonably could not, in the aggregate, be expected to have a Material
     Adverse  Effect.
(ii) It has the power and authority, and the legal right, to make, deliver and perform this Ninth Amendment and the other Ninth Amendment Documents to which it is a party and to borrow under the Agreement and has taken all necessary action to authorize the borrowings on the terms and conditions of the Agreement and this Ninth Amendment and to authorize the execution, delivery and performance of the Ninth Amendment Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Agreement or with the execution, delivery, performance, validity or enforceability of the Ninth Amendment Documents to which it is a party. Each Ninth Amendment Document to which the Borrower is a party has been or will be duly executed and delivered on behalf of the Borrower. Each Ninth Amendment Document to which the Borrower is a party when executed and delivered will constitute a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(iii)     The  conditions  contained  in  Article IV hereof have been satisfied.
(b) The Borrower represents that each of the Credit Documents is on the date hereof in full force and effect.
ARTICLE  III
Amendments  to  Existing  Credit  Agreement
1.     Amendments  to  Section  1.  (a)  Section  1.1  of  the  Existing  Credit
       --------------------------
Agreement is hereby amended by inserting the following new definitions therein in alphabetical order:
     "Aircraft Propeller": each aircraft propeller in which the Borrower may now
      ------------------
have or in the future acquire an interest and any aircraft propeller substituted therefor by a lessee pursuant to an Aircraft Lease, together in each case with any and all Aircraft Parts incorporated or installed in or attached thereto and any Aircraft Part removed therefrom until such time as a replacement part shall be substituted therefor. Except as otherwise set forth herein, at such time as an aircraft propeller shall be substituted by a lessee pursuant to an Aircraft Lease, such replaced Aircraft Propeller shall cease to be an Aircraft Propeller hereunder.

     "Ninth  Amendment": that certain Ninth Amendment and Agreement, dated as of
      ----------------
July  1,  1999,  between  the  Borrower  and  the  Lender.

     "Ninth  Amendment  Documents": the Ninth Amendment, the SkyWest Consent and
      ---------------------------
Agreement, the Term Loan E Aircraft Chattel Mortgages, Term Note E and any other agreements, instruments and documents executed or delivered pursuant to or in connection with the Ninth Amendment and the transactions contemplated thereby.

     "Ninth  Amendment  Effective Date": the date on which all of the conditions
      --------------------------------
precedent to the effectiveness of the Ninth Amendment set forth in Article IV of the Ninth Amendment are first satisfied or waived.

     "Sky  West":  means  SkyWest  Airlines,  Inc.,  a  Utah  corporation.
      ---------

     "Sky  West Aircraft Lease Supplement and Receipt": the collective reference
      -----------------------------------------------
to the Equipment Schedule and the Certificate of Acceptance, each dated as of the date of its execution and delivery between First Security Bank, National Association, predecessor in interest under the SkyWest Leases to Borrower, and SkyWest.

"SkyWest Consent and Agreement": that certain Consent and Agreement, dated as of
 -----------------------------
July __, 1999, by and among SkyWest, the Borrower and the Lender, in respect of the SkyWest Leases.

"SkyWest  Leases":  the  collective  reference  to (i) that Amended and Restated
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Aircraft  Lease Agreement (N269UE) dated as of December 9, 1998, between SkyWest
 ---
and First Security Bank, National Association, as Owner Trustee, as lessor, as supplemented by an Equipment Schedule dated December 9, 1998, between the Company and SkyWest and by a Certificate of Acceptance dated December 9, 1998 by SkyWest, as the same may hereafter be further amended, supplemented or modified
(ii) that Amended and Restated Aircraft Lease Agreement (N289UE) dated as of December 9, 1998, between SkyWest and First Security Bank, National Association, as Owner Trustee, as lessor, as supplemented by an Equipment Schedule dated December 9, 1998, between the Company and SkyWest and by a Certificate of Acceptance dated December 9, 1998 by SkyWest, as the same may hereafter be' further amended, supplemented or modified and the Sky West lease Supplement and Receipt.

"Term  Loan  E":  as defined in Section 2.3(0 (together with any advance made in
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connection with the substitution of a Term Loan E Aircraft, Term Loan E Aircraft
 -
Engine  or  Term  Loan  E  Aircraft  Propeller  pursuant  to  Section  2.5(e)).

"Term  Loan  E  Aircraft": each Aircraft owned from time to time by the Borrower
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and  listed  as a Term Loan E Aircraft and described on Schedule Ihereto, as the
 -                                                      ----------
same may be amended or modified from time to time in accordance with this Agreement.

"Term  Loan  E  Aircraft  Chattel  Mortgages":  the collective reference to each
 -------------------------------------------
Aircraft  Chattel  Mortgage,  dated as of July 1, 1999, from the Borrower to the
 ----
Lender  with  respect  to  a  Term  Loan  E  Aircraft.
 -

     "Term Loan E Aircraft Engine": each Aircraft Engine owned from time to time
      ---------------------------
by  the  Borrower  and  listed as a Term Loan E Aircraft Engine and described on
Schedule  Ihereto,  as  the same may be amended or modified from time to time in
   --------
accordance  with  this  Agreement.

"Term  Loan  E  Aircraft  Propeller": each Aircraft Propeller owned from time to
 ----------------------------------
time  by  the  Borrower  and  listed  as  a  Term  Loan E Aircraft Propeller and
 --
described  on Schedule Ihereto, as the same may be amended or modified from time
 --
to  time  in  accordance  with  this  Agreement.

     "Term Loan E Borrowing Base": at any time, an amount equal to the lesser of
      --------------------------
(i) 80% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value, after deduction of any applicable Collateral Reserves, at such time, of all Term Loan E Aircraft and (ii) the purchase therefor price paid by the Borrower to SkyWest.

     "Term  Loan  E Facility": at any time, the obligation of the Lender to make
      ----------------------
Term Loan E in accordance with the provisions of this Agreement, which shall not exceed an amount equal to $5,500,000.00 minusthe aggregate amount of repayments
                                         -----
of  principal  then required to have been made in accordance with Schedule 2.3E.
                                                                  --------------

"Term Note E": a promissory note of the Borrower evidencing Term Loan E, in form
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and  substance  acceptable  to  the  Lender.

(b) The definition of the term "Aircraft Engine" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
          "  "Aircraft  Engine":  shall  mean  each aircraft engine in which the
              ----------------
Borrower may now have or in the future acquire an interest and any aircraft engine substituted by a lessee pursuant to an Aircraft Lease, together in each case with any and all Aircraft Parts incorporated or installed in or attached thereto and any Aircraft Part removed therefrom until such time as a replacement part shall be substituted therefor and in each case excluding any Aircraft Propellers installed on or attached thereto. Except as otherwise set forth herein, at such time as an aircraft engine shall be substituted by a lessee pursuant to an Aircraft Lease, such replaced Aircraft Engine shall cease to be an Aircraft Engine hereunder."

(c) The definition of the term "Aircraft Inventory" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
          "  "Aircraft  Inventory":  all  Aircraft, Airframes, Aircraft Engines,
              -------------------
Aircraft Propellers and Aircraft Parts of the Borrower other than any Approved Aircraft and any Airframes, Aircraft Engines, Aircraft Propellers and Aircraft Parts incorporated or installed in, attached to, or otherwise identified as being related to or comprising part of an Approved Aircraft."

(d) The definition of the term "Aircraft Parts" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
          "  "Aircraft  Parts":  shall  mean  all appliances, components, parts,
              ---------------
instruments, appurtenances, avionics, accessories, furnishings and other equipment of whatever nature (other than complete Aircraft Engines and complete Aircraft Propellers), which are now or from time to time may be incorporated or installed in or attached to an aircraft (including without limitation the airframe of such aircraft, any related aircraft engines and aircraft propellers and any related appliances, components, parts, instruments, appurtenances, avionics, accessories, furnishings and other equipment of whatever nature). Except as otherwise set forth in an Aircraft Lease, only at such time as a replacement aircraft part shall be substituted for an Aircraft Part in accordance with such Aircraft Lease, shall the Aircraft Part so replaced cease to be an Aircraft Part hereunder."

(e) The definition of the term "Airframe" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
          "  "Airframe": each of the Aircraft, excluding any Aircraft Engines or
              --------
engines and any Aircraft Propellers or propellers from time to time installed thereon, but including any and all Aircraft Parts (except Aircraft Parts that are incorporated or installed in or attached to any such Aircraft Engine, engine, Aircraft Propellers, or propellers), so long as: (i) such included Aircraft Parts shall be incorporated or installed in or attached to such Aircraft (but not in or to any Aircraft Engines or Aircraft Propellers from time to time installed thereon); or (ii) such included Aircraft Parts shall remain identified or connected with such Aircraft in that they are subject to repair, alteration or modification as provided in Sections 6.13 and 6.14 of this Agreement.'

(f) The definition of the term "Approved Aircraft" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
          " "Approved Aircraft": means the collective reference to the Term Loan
             -----------------
A Aircraft, the Term Loan A Aircraft Engines, the Term Loan B Aircraft, the Term Loan B Aircraft Engines, the Term Loan C Aircraft, the Term Loan C Aircraft Engines, the Term Loan D Aircraft, the Term Loan D Aircraft Engines, the Term Loan E Aircraft, the Term Loan E Aircraft Engines and the Term Loan E Aircraft Propellers"

(g) The definition of the term "Credit Documents" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
          "  "Credit Documents": this Agreement, the First Amendment, the Second
              ----------------
Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Letter of Credit Documents, the Security Documents, each Consent and Agreement, Term Note A, Term Note B, Term Note C, Term Note D, Term E Note, any Revolver Note and any other documents, agreements or instruments executed and delivered to the Lender pursuant to Section 6.11."

(h)     The  definition  of  "Revolver  Reserve"  in Section 1.1 of the Existing
Credit  Agreement  is  hereby  deleted  in  its  entirety  and  replaced  by the following:
          " "Revolver Reserve": as of any date, an amount equal to the lesser of
             ----------------
(i) the amount, if any, by which the sum determined in accordance with clause I of the definition of Revolver Borrowing Base on such date exceeds the aggregate outstanding Revolver Advances on such date and (ii) the amount, if any, by which the sum of the Term Loan A Facility (without regard to any Term Loan A borrowings made prior to or on such date) on such date, the Term Loan B Facility (without regard to any Term Loan B borrowings made prior to or on such date) on such date, the Term Loan C Facility (without regard to any Term Loan C borrowings made prior to or on such date) on such date, the Term Loan D Facility (without regard to any Term Loan D borrowings made prior to or on such date) on such date and the Term Loan E Facility (without regard to any Term Loan E borrowings made prior to or on such date) on such date exceeds the sum of the Term Loan A Borrowing Base on such date, the Term Loan B Borrowing Base on such date, the Term Loan C Borrowing Base on such date, the Term Loan D Borrowing Base on such date and the Term Loan E Borrowing Base on such date."

(i) The definition of "Term Loan Borrowing Bases" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
          "  "Term  Loan  Borrowing Bases": the collective reference to the Term
              ---------------------------
Loan A Borrowing Base, the Term Loan B Borrowing Base, the Term Loan C Borrowing Base, the Term Loan D Borrowing Base and the Term Loan E Borrowing Base."

(j) The definition of "Term Loan Facilities" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
          "  "Term Loan Facilities": the collective reference to the Term Loan A
              --------------------
Facility, the Term Loan B Facility, the Term Loan C Facility, the Term Loan D Facility and the Term Loan E Facility."

(k) The definition of "Term Loans" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
          "  "Term Loans": the collective reference to Term Loan A, Term Loan B,
              ----------
Term  Loan  C,  Term  Loan  D  and  Term  Loan  E."

2.     Amendments  to  Section  2.3.  (a)  Subsection  (a) of Section 2.3 of the
       ----------------------------
Existing Credit Agreement is hereby amended by deleting the parenthetical in the seventh  line  thereof in its entirety and replacing it with the following:
"(without regard to the Term Loan B Facility, the Term Loan B Borrowing Base, the Term Loan C Facility, the Term Loan C Borrowing Base, the Term Loan D Facility, the Term Loan D Borrowing Base, the Term Loan E Facility and the Term Loan E Borrowing Base)".
(b) Section 2.3 of the Existing Credit Agreement is hereby amended by inserting the following at the end of such Section:

          "(f) Subject to the terms and conditions hereof, the Lender agrees to make a term loan to the Borrower in one advance (such advance, together with any advances made in connection with the substitution of Term Loan E Aircraft or Term Loan E Aircraft Engines pursuant to Section 2.5(e) hereof, "Term Loan E")
                                                                   -----------
on  the  Ninth Amendment Effective Date in the principal amount of the lesser of
(a) the Term Loan E Facility on such date and (b) the Term Loan E Borrowing Base on such date. Term Loan E shall be dated the Ninth Amendment Effective Date, stated to mature in the installments and amounts payable on the dates set forth in Schedule 2.3Ehereto, and bear interest for the period from the Ninth
    --------------
Amendment  Effective  Date  on  the  unpaid  principal  amount  thereof  at  the
   -----
applicable interest rates per annum specified in Section 3.1 it being understood
   -----
and  agreed that notwithstanding anything to the contrary in said Schedule 2,3E,
                                                                  -------------
if the Termination Date shall occur prior to the final maturity date set forth therein, then all amounts owing under Term Loan E, including accrued interest, shall become due and payable on such Termination Date. All payments of principal thereof shall reduce the Term Loan E Facility on a dollar-for-dollar basis."

3.     Amendments  to Section 2.5.  Section 2.5 of the Existing Credit Agreement
       --------------------------
is  hereby  amended  by  inserting  the  following  at  the end of such Section:
          "(e) At the request of the Borrower and after substitution of a Term Loan E Aircraft, a Term Loan E Aircraft Engine or a Term Loan E Propeller (the "Substitute Term Loan E Aircraft, Engine or Propeller") for a Term Loan E
 -----------------------------------------------------------
Aircraft,  a  Term  Loan  E Aircraft Engine or a Term Loan E Propeller which has
 -----
been  sold or has suffered an Event of Loss within six months after repayment of
 --
Term Loan E to the extent and as required by Section 3.3(d) hereof, the Lender may make an advance in an amount equal to the least of (i) 80% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value of the Substitute Term Loan E Aircraft or Engine, less any applicable Collateral Reserve, (ii) the amount, if any, by which (A) $5,500,000.00 minus all repayments of principal made, or required to have been
               -----
made  on  or  prior to the date of such advance in accordance with Schedule 2.3E
                                                                   -------------
hereto exceeds (B) the outstanding principal balance of Term Loan E on such date (prior to the making of such advance) and (iii) the purchase price paid by the Borrower for the Substitute Term Loan E Aircraft, Engine or Propeller. Each such advance, if any, shall be made in the sole and absolute discretion of the Lender and shall be deemed to comprise part of Term Loan E for all purposes hereunder and  shall  increase the Term Loan E Facility on a dollar-for-dollar basis. From and after the making of such advance the outstanding principal balance of Term Loan E shall include the amount of such advance, interest shall be payable on such amount, and the amount of each remaining scheduled principal repayment shall be increased by an amount equal to (x) the amount of such advance times
                                                                           -----
(y) a fraction the numerator of which is an amount equal to such scheduled principal repayment and the denominator of which is the aggregate amount of all remaining scheduled principal repayments."

4.     Amendments  to Section 3.3.  Paragraph (b) of Section 3.3 of the Existing
       --------------------------
Credit  Agreement  is  hereby  deleted  in  its  entirety  and  replaced  by the following:
          "(b) (i) If on any date on which a Borrowing Base Certificate is required to be delivered pursuant to Section 6.2(c), the aggregate outstanding principal amount of the Term Loans exceeds an amount equal to the sum of the Term Loan Borrowing Bases and the Revolver Reserve, the Borrower shall immediately prepay the Term Loans in an aggregate amount equal to the amount of such excess. The amount of such payment shall reduce the Term Loan Facilities on a dollar-for-dollar basis and shall be applied (A) first against the repayment of Term Loan A to the extent that the outstanding principal amount of Term Loan A exceeds the Term Loan A Borrowing Base, then against the repayment of Term Loan B to the extent that the outstanding principal amount of Term Loan B exceeds the Term Loan B Borrowing Base, then against the repayment of Term Loan C to the extent that the outstanding principal amount of Term Loans C exceeds the Term Loan C Borrowing Base, then against the repayment of Term Loan D to the extent that the outstanding principal amount of Term Loans D exceeds the Term Loan D Borrowing Base, and then against the repayment of Term Loan E to the extent that the outstanding principal amount of Term Loans E exceeds the Term Loan E Borrowing Base, and (B) in each such case, against scheduled repayments of principal on a pro rata basis.
                                  ---------

          (ii)  Without in any way limiting the provisions of clause (i) of this
Section 3.3(b), if at any time during the period commencing with and including month 25 and ending with and including month 35, in each case as set forth on
Schedule  2.3B  hereto,  the outstanding principal amount of Term Loan B exceeds
  ------------
the sum of (i) the Term Loan B Borrowing Base, (ii) the excess if any of the Term Loan A Borrowing Base over the outstanding principal amount of Term Loan A,
(iii) the excess, if any, of the Term Loan C Borrowing Base over the outstanding principal amount of Term Loan C, (iv) the excess, if any, of the Term Loan D Borrowing Base over the outstanding principal amount of Term Loan D, and (v) the excess, if any, of the Term Loan E Borrowing Base over the outstanding principal amount of Term Loan E, the Borrower shall immediately prepay Term Loan B in an amount equal to such deficiency.

          (iii) Without in any way limiting the provisions of clause (i) of this
Section 3.3(b), if at any time during the period commencing with and including month 22 and ending with and including month 26, in each case as set forth on
Schedule 2.3Chereto, the outstanding principal amount of Term Loan C exceeds the
  -----------
sum of (i) the Term Loan C Borrowing Base, (ii) the excess if any of the Term Loan A Borrowing Base over the outstanding principal amount of Term Loan A,
(iii) the excess if any of the Term Loan B Borrowing Base over the outstanding principal amount of Term Loan B, (iv) the excess if any of the Term Loan D Borrowing Base over the outstanding principal amount of Term Loan D, and (v) the excess, if any, of the Term Loan E Borrowing Base over the outstanding principal amount of Term Loan E, the Borrower shall immediately prepay Term Loan C in an amount equal to such deficiency.

          (iv)  Without in any way limiting the provisions of clause (i) of this
Section 3.3(b), if at any time during the period commencing with and including month 22 and ending with and including month 26, in each case as set forth on
Schedule  2.3D  hereto,  the outstanding principal amount of Term Loan D exceeds
  ------------
the sum of (i) the Term Loan D Borrowing Base, (ii) the excess if any of the Term Loan A Borrowing Base over the outstanding principal amount of Term Loan A,
(iii) the excess if any of the Term Loan B Borrowing Base over the outstanding principal amount of Term Loan B, (iv) the excess if any of the Term Loan C Borrowing Base over the outstanding principal amount of Term Loan C, and (v) the excess, if any, of the Term Loan E Borrowing Base over the outstanding principal amount of Term Loan E, the Borrower shall immediately prepay Term Loan D in an amount equal to such deficiency."

5.     Amendments  to  Section  3.5(g).  Section  3.5(g)  of the Existing Credit
       -------------------------------
Agreement  is  hereby  deleted  in  its  entirety and replaced by the following:
          "(g) The Borrower agrees that, upon the request of the Lender, the Borrower will execute and deliver to the Lender (i) a promissory note of the Borrower evidencing Term Loan A of the Lender, in form and substance acceptable to the Lender ("Term Note A"), (ii) a promissory note of the Borrower evidencing
                -----------
Term Loan B of the Lender, in form and substance acceptable to the Lender ("Term
                                                                            ----
Note  B"), (iii) a promissory note of the Borrower evidencing Term Loan C of the
-------
Lender,  in  form and substance acceptable to the Lender ("Term Note C"), (iv) a
                                                           -----------
promissory note of the Borrower evidencing Term Loan D of the Lender, in form and substance acceptable to the Lender ("Term Note D"), (v) a promissory note of
                                         -----------
the Borrower evidencing Term Loan E of the Lender, in form and substance acceptable to the Lender ("Term Note E"), (vi) a promissory note of the Borrower
                           -----------
evidencing the Revolver Advances of the Lender in form and substance acceptable to the Lender (a "Revolver Note"), and/or (vii) a promissory note of the
                      --------------
Borrower evidencing the Open Purchasing Revolver Advances of the Lender in form and substance acceptable to the Lender (an "Open Purchasing Revolver Note")."
                                               -----------------------------

6.     Amendments  to  Section  6.2(c).  Section 6.2(c) is hereby deleted in its
       -------------------------------
entirety  and  replaced  by  the  following:
          "(c) prior to 2:00 p.m., New York City time on each Business Day, a Borrowing Base Certificate showing the Revolver Borrowing Base, the Term Loan A Borrowing Base, the Term Loan B Borrowing Base, the Term Loan C Borrowing Base the Term Loan D Borrowing Base and the Term Loan E Borrowing Base and the Term Loan F Borrowing Base (but only, (i) in the case of the Term Loan A Borrowing Base, in connection with the delivery of the first such certificate hereunder and in each case that the Term Loan A Borrowing Base changes from the amount thereof most recently reported, (ii) in the case of the Term Loan B Borrowing Base, in connection with the delivery of such certificate on the First Amendment Effective Date and in each case that the Term Loan B Borrowing Base changes from the amount thereof most recently reported, (iii) in the case of the Term Loan C Borrowing Base, in connection with the delivery of such certificate on the Second Amendment Effective Date and in each case that the Term Loan C Borrowing Base changes from the amount thereof most recently reported, (iv) in the case of the Term Loan D Borrowing Base, in connection with the delivery of such certificate on the Third Amendment Effective Date and in each case that the Term Loan D Borrowing Base changes from the amount thereof most recently reported, and (v) in the case of the Term Loan E Borrowing Base, in connection with the delivery of such certificate on the Ninth Amendment Effective Date and in each case that the Term Loan E Borrowing Base changes from the amount thereof most recently reported, in each case as of the immediately preceding Business Day, certified as complete and correct by a Responsible Officer or any vice president on behalf of the Borrower, which Borrowing Base Certificate shall disclose daily updates of the amount of Eligible Accounts and Eligible Lease Payment Receivables, weekly updates of the amount of Eligible Inventory and the Forced Liquidation Value of Approved Aircraft when required;"

7.     Amendments to Schedule I.  Schedule I to the Existing Credit Agreement is
       ------------------------
     hereby  amended  in  its  entirety  to  read  as is set forth on Schedule I hereto.
8.     Amendments  to Schedule 1.1.  Schedule 1.1 to the Existing Credit amended
       ---------------------------
in  its  entirety  to  read  as  is  set  forth  on  Schedule  1.1  hereto.
9.     Amendments  to Schedules 2.3A, 2.3B, 2.3C and 2.3D. Schedules 2.3A, 2.3B,
       --------------------------------------------------
2.3C and 2.3D are hereby amended to include Schedule 2.3E, which shall read as is set forth on Schedule 2.3E hereto.
ARTICLE  IV
Conditions  to  Effectiveness
          This Ninth Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "Ninth Amendment
                                                                ----------------
EffectiveDate")  on  which  all  of  the  following conditions have been (or are
  -------
concurrently  being)  satisfied:
  ---

1. Each of the Ninth Amendment Documents shall have been executed and delivered by each party thereto.
2. The Lender shall have received executed legal opinions of Smith Gambrell & Russell, LLP, special counsel to the Borrower, in form and substance satisfactory to the Lender and taking into account this Ninth Amendment and the matters contemplated hereby (including, without limitation, opinions with respect to the validity of the Ninth Amendment Documents and the effectiveness of UCC filings in each state where Collateral described therein is located). Such legal opinion shall cover such matters incident to the transactions contemplated by this Ninth Amendment and the other Ninth Amendment Documents as the Lender may reasonably require.
3. The Lender shall have received the executed legal opinion of Crowe & Dunlevy, special FAA counsel to the Borrower, in form and substance satisfactory to the Lender taking into account this Ninth Amendment and the matters contemplated hereby (including, without limitation, opinions as to the effectiveness of the filing of the SkyWest Aircraft Leases with the FAA). Such legal opinion shall cover such matters incident to the transactions contemplated by this Ninth Amendment' and the other Ninth Amendment Documents as the Lender may reasonably require.
4. The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of the corporate resolutions of the Borrower, authorizing the Aircraft Acquisition and the execution, delivery and performance of this Ninth Amendment and the other Ninth Amendment Documents to which the Borrower is a party, certified by the Secretary or an Assistant Secretary of the Borrower as of the Ninth Amendment Effective Date, which certificates shall state that the resolutions or authorizations thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.
5. The Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Ninth Amendment Effective Date, as to the incumbency and signature of the officer(s) of the Borrower executing each Ninth Amendment Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.
6. The Lender shall have received true, correct and complete copies of the Governing Documents of the Borrower, certified as of the Ninth Amendment Effective Date, as true, correct and complete copies thereof by the Secretary or an Assistant Secretary of the Borrower.
7. The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower in the State of its organization and in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or other entity except where the failure to so qualify would not have a Material Adverse Effect.
8. The Lender shall have received all chattel paper original copies of the SkyWest Leases and all documents required to be delivered under Article Three of the  Term  Loan  E  Aircraft  Chattel  Mortgages.
9. Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the Ninth Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).
10.     No  Default  or  Event of Default shall have occurred and be continuing.
11. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Ninth Amendment Documents, the Existing Credit Agreement, the Credit Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.
12. The Lender shall have received a Borrowing Base Certificate showing the Revolver Borrowing Base, the Term Loan A Borrowing Base, the Term Loan B Borrowing Base, the Term Loan C Borrowing Base, the Term Loan D Borrowing Base and the Term Loan E Borrowing Base, in each case as of the Business Day immediately preceding the Ninth Amendment Effective Date, with appropriate insertions and dated the Ninth Amendment Effective Date, satisfactory in form and substance to the Lender, executed by a Responsible Officer or any Vice President of the Borrower.
13. The Lender shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 6.6 of the Existing Credit Agreement and Section 5(o) of the Borrower Security Agreement shall have been satisfied with respect to the Term Loan E Aircraft.
14. The Lender shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of financing statements on forms UCC-l, necessary or, in the opinion of the Lender, desirable to perfect the Liens created by. the Security Documents with respect to the Term Loan E Aircraft shall have been completed.
15. The Borrower shall have acquired the Term Loan E Aircraft and all right title and interest of the lessor in the SkyWest Aircraft Leases, in each case free and clear of all Liens other than liens of SkyWest is responsible thereunder, but only to the extent that such Liens are permissible thereunder.
16. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower is be a party.
ARTICLE  V
Miscellaneous
1.     Closing  Fee; Payment of Expenses.  (a)  On the Ninth Amendment Effective
       ---------------------------------
Date, the Borrower shall pay to the Lender in immediately available funds a fee equal to $30,000.00 (which shall be in addition to all fees paid to the Lender prior to the execution and delivery of this Ninth Amendment). The Lender is hereby authorized to withhold the amount of such fee from the proceeds of Term Loan E.
(b)     Without  limiting  its  obligations  under  Section  9.5 of the Existing
Agreement, the Borrower agrees to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Ninth Amendment and the other Ninth Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.
2.     SkyWest  Aircraft  Lease  Supplement and Receipt.  Borrower hereby agrees
       ------------------------------------------------
that that it shall deliver to the Lender an original executed copy of the SkyWest Aircraft Lease Supplement and Receipt immediately upon its execution and delivery  by  the  Borrower  and  SkyWest.
3.     No Other Amendments; Confirmation.  Except as expressly amended, modified
       ---------------------------------
     and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.
4.     Acknowledgment.  The  Borrower  hereby  acknowledges that (i) the SkyWest
       --------------
Consent and Agreement constitutes a Consent and Agreement under the Agreement, and (ii) each Term Loan E Aircraft Chattel Mortgage constitutes an Aircraft Chattel Mortgage under the Agreement.
5.     Affirmation  by  Borrower.  The Borrower hereby consents to the execution
       -------------------------
and delivery of this Ninth Amendment and each of the other Ninth Amendment Documents to which Borrower is a party and reaffirms its obligations under the Credit Documents.
6.     Governing  Law;  Counterparts.  (a)  This  Ninth Amendment and the rights
       -----------------------------
and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
(b) This Ninth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Ninth Amendment signed by all the parties shall be lodged with the Borrower and the Lender. This Ninth Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.
                            [SIGNATURE PAGE FOLLOWS ]

          IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed and delivered as of the day and year first above written.

INTERNATIONAL  AIRLINE  SUPPORT
GROUP,  INC.


By  ___________________________________
Name:
Title:



BNY  FINANCIAL  CORPORATION



By  ___________________________________
Name:
Title: